Exhibit 10.5

Execution

FIRST AMENDMENT, CONSENT AND JOINDER TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT, CONSENT AND JOINDER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into September 9, 2021 (the “First Amendment Effective Date”), by and among INTELSAT JACKSON HOLDINGS SA (“Intelsat”), as lender, SEAHAWK SPV INVESTMENT LLC, as lender, the other lenders from time to time party hereto (such lenders, together with their respective successors and assigns are referred to herein each, individually, as a “Lender” and, collectively, as the “Lenders”), Intelsat, as collateral agent for the Lenders (in its capacity as collateral agent for benefit of the Lenders, the “Collateral Agent”), BLACKSKY TECHNOLOGY INC., a Delaware corporation (“New Parent”), BLACKSKY INTERNATIONAL LLC, a Delaware limited liability company (“Blacksky International” and together with New Parent, the “New Co-Borrowers” and each a “New Co-Borrower”), BLACKSKY HOLDINGS, INC., a Delaware corporation (“Blacksky Holdings”), SPACEFLIGHT SYSTEMS, INC., a Washington corporation (“Spaceflight Systems”), BLACKSKY GLOBAL LLC, a Delaware limited liability company (“Blacksky Global”), BLACKSKY GEOSPATIAL SOLUTIONS, INC., a Delaware corporation (“Blacksky Geospatial”), and SFI IP HOLDCO, LLC, a Delaware limited liability company (“IP Holdco”, and together with New Parent, Blacksky International, Blacksky Holdings, Spaceflight Systems, Blacksky Global and Blacksky Geospatial, each, a “Co-Borrower” and collectively, the “Co-Borrowers”).

RECITALS

A.     The Co-Borrowers, other than the New Co-Borrowers, Intelsat and Seahawk are party to that certain Amended and Restated Loan and Security Agreement, dated as of October 31, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement” and the Loan Agreement as amended by this Amendment, the “Amended Loan Agreement”).

B.     The Lenders have extended credit to the Co-Borrowers for the purposes permitted in the Loan Agreement.

C.     The Co-Borrowers have requested that the Collateral Agent and the Lenders amend the Loan Agreement to (i) make certain conforming changes to account for Blacksky Holdings and its subsidiaries becoming subsidiaries of New Parent, which is a publicly traded company, (ii) consent to the extension of the timeline for the joinder of BlackSky Europe Limited, a company organized under the laws of England and Wales (“UK Subsidiary”) and (iii) add the New Co-Borrowers as Co-Borrowers under the Loan Agreement.

D.     The Lenders and the Collateral Agent have agreed to (i) amend the Loan Agreement to account for Blacksky Holdings and its subsidiaries becoming subsidiaries of a publicly traded company, (ii) consent to the extension of the joinder timeline for the UK Subsidiary, and (iii) amend the Loan Agreement to add each New Co-Borrower as a Co-Borrower under the Loan Agreement, each in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Amended Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     All references in the Loan Documents to “Co-Borrowers” shall hereafter include each New Co-Borrower.

2.2     All references in the Loan Documents, to “Parent” shall hereafter be a reference to BlackSky Technology Inc., except for such references to Parent in Sections 2.1.1, 3, 5.11, 13.3 and 14 (with respect to the definitions of “Launch Business”, “Mitsui Intercreditor Agreement”, Mitsui Loan Agreement”, “Mitsui Priority Collateral”, “Mitsui Share Purchase Agreement” and “Stock Purchase Agreement”) of the Loan Agreement, which shall hereafter be amended to read and refer to “Blacksky Holdings”.

2.3     Section 6.2(a) (Financial Statements, Reports, Certificates; Access to Collateral and Books and Records. Section 6.2(a) of the Loan Agreement is hereby amended and restated it in its entirety to read as follows:

“(a)     Deliver to each Lender: (i) as soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, no later than forty-five (45) days after the last day of each of the first three fiscal quarters of each fiscal year of Parent), a company prepared consolidated balance sheet and income statement covering Parent and each of its Subsidiary’s operations during the period in a form compliant with SEC rules and regulations (or, if such financial statements are not required to be filed with the SEC, then in a form reasonably acceptable to Collateral Agent (at the direction of the Required Lenders)); (ii) with respect to each fiscal year of Parent, as soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, no later than ninety (90) days after the last day of such fiscal year), audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than any exception, explanatory paragraph, or qualification, that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under any indebtedness) on the financial statements from an independent certified public accounting firm; (iii) within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be

(documents required to be delivered pursuant to the terms of Section 6.2(a)(i), (ii) and (iii) (to the extent any such documents are included in materials otherwise filed with the SEC, including pursuant to an 8-K, 10-Q or 10-K) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Parent posts such documents, or provides a link thereto, on Parent’s website on the internet at Parent’s website address, or are available at www.sec.gov (or any successor site maintained by the SEC for similar purposes)); (iv) a prompt report of any legal actions pending or threatened against any Co-Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to any Co-Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (v) as soon as available, but no later than the earlier of (I) fifteen (15) days after approval by Parent’s Board of Directors or (II) January 31st of each year, annual financial projections approved by Parent’s Board of Directors; and (vi) such other budgets, sales projections, operating plans or other financial information reasonably requested by Collateral Agent (at the direction of the Required Lenders).”

2.4     Section 7.2 (Changes in Business, Management, Ownership, Control, Business Locations, Operating Documents, Fiscal Year). The first paragraph of Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.2     Changes in Business, Management, Ownership, Control, Business Locations, Operating Documents, Fiscal Year. (a) Engage in or permit any of their Subsidiaries to engage in any business other than the businesses currently engaged in by Co-Borrowers and their Subsidiaries, as applicable, and any other business activities which are extensions thereof or otherwise incidental, complimentary or reasonably related or incidental thereto or ancillary to the foregoing; (b) liquidate or dissolve; (c)(i) at any time consummate any transaction in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the ordinary voting power for the election of directors of Parent (determined on a fully diluted basis), (ii) consummate any transaction or series of related transactions which result in the sale or disposition of all or substantially all assets of the Co-Borrowers, taken as a whole, or (iii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (the transaction or series of transactions described by this clause (c), a “Change of Control”); (d)

amend or modify in any manner materially adverse to the Lenders (solely in their capacity as lenders hereunder): (i) any Operating Document of a Co-Borrower or (ii) the Industrial JV LLC Agreement (except to the extent modified by or in connection with the consent contemplated in Section 3.1(l) hereof), or (e) change the fiscal year of the Co-Borrowers.”

2.5     Section 14 (Definitions). The definitions of the terms “Material Adverse Change” or “Material Adverse Effect” set forth in Section 14 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“ “Material Adverse Change” or “Material Adverse Effect” is: (a) a material adverse impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of the Co-Borrowers, taken as a whole; or (c) a material adverse impairment of the prospect of repayment of any material portion of the Obligations.”

2.6     Section 14 (Definitions). The new definition below is hereby added to the definitions in Section 14 of the Loan Agreement in alphabetical order:

“ “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.”

3.     Consent. Pursuant to Section 6.8 of the Loan Agreement, the Co-Borrowers are required to join the UK Subsidiary within thirty (30) days of the formation of such entity. The UK Subsidiary was formed on August 17, 2021. Notwithstanding anything in Section 6.8 to the contrary, the Lenders and the Collateral Agent hereby consent to the extension of the deadline to join the UK Subsidiary as a “Co-Borrower” under the Loan Agreement until October 31, 2021.

4.     Covenants of New Co-Borrower.

(a)     From and after the date of this Amendment, each New Co-Borrower hereby absolutely and unconditionally: (i) joins as and becomes a party to the Loan Agreement as a Co-Borrower thereunder, (ii) assumes, as a joint and several obligor thereunder, all of the obligations, liabilities and indemnities of a Co-Borrower under the Amended Loan Agreement and all other Loan Documents, and (iii) covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Co-Borrower with respect to the Amended Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Amended Loan Agreement and the other Loan Documents with respect to New Co-Borrower; and

(b)     Each New Co-Borrower hereby represents and warrants solely with respect to such New Co-Borrower that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Amendment, and that no Event of Default has occurred and is continuing or exists or would occur or exist after giving effect to this Amendment.

(c)     From and after the date of this Amendment, each New Co-Borrower hereby absolutely and unconditionally, collaterally assigns and transfers to the Collateral Agent for the benefit of the Lenders, and hereby grants to the Collateral Agent for the benefit of the Lenders, a continuing security interest in all of such New Co-Borrower’s now owned and existing and hereafter acquired and arising Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations under the Loan Documents. Each New Co-Borrower hereby authorizes the Collateral Agent to file at any time uniform commercial code financing statements in such jurisdictions and offices as the Collateral Agent deems necessary in connection with the perfection of a security interest in all of such New Co-Borrower’s now owned or hereafter arising or acquired Collateral as set forth in the Amended Loan Agreement and the other Loan Documents. Each New Co-Borrower has read the Amended Loan Agreement and affirmatively grants to the Collateral Agent all rights to such New Co-Borrower’s Collateral as set forth in the Amended Loan Agreement and the Loan Documents.

5.     Limitation of Amendments.

5.1     The amendments set forth in Sections 2,3 and 4 above, respectively, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document.

5.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

6.     Representations and Warranties. To induce the Collateral Agent and the Lenders to enter into this Amendment, each Co-Borrower hereby represents and warrants to the Lenders and the Collateral Agent as follows:

6.1     Immediately after giving effect to this Amendment, the representations and warranties contained in the Loan Documents, solely with respect to the Co-Borrowers that are not New Co-Borrowers, are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date);

6.2     Each Co-Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Amended Loan Agreement;

6.3     The execution and delivery by each Co-Borrower of this Amendment and the performance by each Co-Borrower of its obligations under the Amended Loan Agreement do not and will not contravene (a) any material law or regulation binding on or affecting such Co-Borrower, (b) any material contractual restriction with a Person binding on such Co-Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the Operating Documents of such Co-Borrower;

6.4     The execution and delivery by each Co-Borrower of this Amendment and the performance by each Co-Borrower of its obligations under the Amended Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Co-Borrower, except as already has been obtained or made; and

6.5     This Amendment has been duly executed and delivered by each Co-Borrower and is the binding obligation of each Co-Borrower, enforceable against each Co-Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.     Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8.     Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.     Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to the Collateral Agent and the Lenders of (i) this Amendment by each party hereto, (ii) a certificate of a Responsible Officer or applicable manager of each New Co-Borrower, dated the First Amendment Effective Date, certifying as to the Operating Documents of such New Co-Borrower (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of such New Co-Borrower’s board of directors, members, or managers, as applicable, approving the Loan Documents and the transactions contemplated thereby, the good standing, existence or its equivalent of such New Co-Borrower and of the incumbency (including specimen signatures) of the Responsible Officers of such New Co-Borrower and (iii) a Perfection Certificate from each New Co-Borrower and (b) the delivery to the Collateral Agent and the Lenders of certified copies, dated no earlier than thirty (30) days prior to the date hereof, of financing statement searches for such New Co-Borrower, as Collateral Agent shall request.

11.     Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BLACKSKY TECHNOLOGY INC., as a New Co-Borrower

By:	/s/ Brian O’Toole

Name: Brian O’Toole
Title: Chief Executive Officer and President

BLACKSKY INTERNATIONAL LLC, as a New Co-Borrower

By:	/s/ Brian O’Toole
Name: Brian O’Toole
Title: Chief Executive Officer

BLACKSKY HOLDINGS, INC., as a Co-Borrower

By:	/s/ Brian O’Toole
Name: Brian O’Toole
Title: President

SPACEFLIGHT SYSTEMS, INC., as a Co-Borrower

By:	/s/ Nicholas Merski
Name: Nicholas Merski
Title: President

BLACKSKY GLOBAL LLC, as a Co-Borrower

By:	/s/ Brian Daum
Name: Brian Daum
Title: Manager

[Signature Page to First Amendment]

BLACKSKY GEOSPATIAL SOLUTIONS, INC., as a Co-Borrower

By:	/s/ Brian O’Toole
Name: Brian O’Toole
Title: President

SFI IP HOLDCO, LLC, as a Co-Borrower

By:	/s/ Brian O’Toole
Name: Brian O’Toole
Title: President

[Signature Page to First Amendment]

INTELSAT JACKSON HOLDINGS SA, as a Lender and as the Collateral Agent

By:	/s/ David Tolley
Name: David Tolley
Title: Director

SEAHAWK SPV INVESTMENT LLC, as a Lender

By:	/s/ Alan Kessler
Name: Alan Kessler
Title: President

[Signature Page to First Amendment]